UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2016

PULTEGROUP, INC.
(Exact name of registrant as specified in its Charter)

Michigan	1-9804	38-2766606
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3350 Peachtree Road NE, Suite 150, Atlanta, Georgia 30326
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (404) 978-6400

____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth below under Item 5.03 regarding the amended and restated by-laws (the “Amended and Restated By-Laws”) of PulteGroup, Inc. (the “Company”) is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 5, 2016, the Board of Directors of the Company adopted Amended and Restated By-Laws, effective the same date. The primary purpose of the amendment and restatement is to clarify the procedures for shareholder action by written consent to provide for an orderly shareholder written consent process. The amendment and restatement is not intended to eliminate or diminish any shareholder’s right to act by written consent.

The foregoing description of the Amended and Restated By-Laws is qualified in its entirety by reference to the Amended and Restated By-Laws (with amendments marked) filed herewith as Exhibit 3.1 and incorporated herein by reference. A clean copy of the Amended and Restated By-Laws is filed herewith as Exhibit 3.2.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders (“Annual Meeting”) on May 4, 2016. A total of 316,460,087 common shares were present or represented by proxy at the meeting. The Company’s shareholders voted on four proposals and cast their votes as follows:

Proposal 1 - Election of Directors

All ten of the nominees for directors were elected to serve for a term which expires at our 2017 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified, by the votes set forth below.

Nominee	Voted For	Withheld	Broker Non-Votes
Brian P. Anderson	250,708,292	41,977,401	23,774,394
Bryce Blair	252,214,875	40,470,818	23,774,394
Richard W. Dreiling	252,408,603	40,277,090	23,774,394
Richard J. Dugas, Jr.	245,901,101	46,784,592	23,774,394
Thomas J. Folliard	244,054,907	48,630,786	23,774,394
Cheryl W. Grisé	251,535,455	41,150,238	23,774,394
André J. Hawaux	252,430,460	40,255,233	23,774,394
Debra J. Kelly-Ennis	249,613,902	43,071,791	23,774,394
Patrick J. O’Leary	250,950,590	41,735,103	23,774,394
James J. Postl	252,012,630	40,673,063	23,774,394

Proposal 2 - Ratification of the Selection of Independent Registered Public Accounting Firm

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016, was ratified by the shareholders by the votes set forth below.

Voted For	Voted Against	Abstain
312,687,690	2,275,481	1,496,916

Proposal 3 - Advisory Vote on Executive Compensation

The shareholders approved, on an advisory basis, the compensation of our named executive officers by the votes set forth below.

Voted For	Voted Against	Abstain	Broker Non-Votes
243,771,379	47,034,944	1,879,370	23,774,394

Proposal 4 - Amendment to Extend the Term of our Amended and Restated Section 382 Rights Agreement

The shareholders approved an amendment to extend the term of our amended and restated Section 382 rights agreement by the votes set forth below.

Voted For	Voted Against	Abstain	Broker Non-Votes
239,114,022	52,966,698	604,973	23,774,394

The Company's proxy materials also included a shareholder proposal requesting the election of directors by a majority. This proposal was not voted upon at the Annual Meeting because neither the proponent, nor a qualified representative of the proponent, appeared at the Annual Meeting to properly present the proposal.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1    Amended and Restated By-Laws of PulteGroup, Inc. (marked for changes)
3.2    Amended and Restated By-Laws of PulteGroup, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULTEGROUP, INC.

Date:	May 6, 2016	By:	/s/ Steven M. Cook
			Name:	Steven M. Cook
			Title:	Executive Vice President, Chief Legal Officer, and Corporate Secretary

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